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                               SERVICES AGREEMENT

        AGREEMENT,   dated  as  of  December  11,  1996,  by  and  between  PXRE
Reinsurance Company, a Connecticut corporation ("PXRE") and Transnational Reinsurance Company, a Connecticut corporation ("Transnational").

                              W I T N E S S E T H :

        WHEREAS, Transnational will, after the merger of PXRE Corporation and Transnational Re Corporation, be a wholly-owned subsidiary of PXRE; and

        WHEREAS, Transnational does not have any employees or facilities and the parties to this Agreement believe that the business of Transnational would be more efficiently and economically conducted by PXRE than by Transnational; and

        WHEREAS, Transnational desires PXRE to provide, and PXRE has agreed to provide to Transnational, the services of certain of its personnel, all upon the terms and conditions contained herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereby agree as follows:

        1. Subject to the provisions of this Agreement, PXRE shall be responsible for supervising and controlling all organizational, operational and management functions of Transnational and its business, including without limitation, the following:

             (a) the exercise of general and active management of the day-to-day operations of Transnational;

             (b) the  transaction of  reinsurance  business,  including  without limitation, (x) the negotiation and execution of any and all binders, policies, certificates, agreements and contracts of reinsurance (including, without limitation, retrocessional reinsurance) in the name of Transnational, (y) the collection of premiums on behalf of Transnational and (z) the rejection, adjustment, settlement and payment of claims and settlement of losses;

             (c) the supervision of investment and portfolio management services performed by third parties pursuant to investment management agreements;

             (d)  the  maintaining  of  books  and  records  of   Transnational,
        including adequate and correct accounts of the assets and business transactions of Transnational; and






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             (e) the preparation  and filing of reports  required to be filed by
        Transnational  with  appropriate  governmental  authorities,   including
        without limitation, annual, quarterly and other periodic filings with insurance regulatory authorities and tax returns, and the payment of all taxes and other fees which may be due and owing by Transnational.

        2. PXRE shall provide Transnational with the services of such executive, managerial, administrative and other personnel as may be necessary to conduct Transnational's operations pursuant to this Agreement.

        3. PXRE shall provide Transnational with such operational and administrative facilities, data processing equipment and services, office equipment, furnishings and fixtures, and such other support assets as may be necessary or desirable for the operation and administration of Transnational's business pursuant to this Agreement.

        4. PXRE shall have the authority to appoint and remove, as it deems appropriate from time to time, legal counsel, investment advisors, accountants, auditors and actuaries of Transnational and to determine the reasonable fees payable by Transnational to such persons for such services, subject to the approval of the Board of Directors of Transnational with respect to the appointment and removal of independent public accountants and actuaries.

        5. PXRE shall conduct the business of Transnational only in the ordinary course and in substantially the same manner as it conducts its own business, subject to the exercise of its reasonable business judgment.

        6. All costs and expenses incurred by PXRE for the employees, equipment, facilities and other items provided by PXRE pursuant to this Agreement shall be allocated as follows:

             (a)  all  reinsurance   losses,   loss   adjustment   expenses  and
        underwriting expenses of Transnational, including, but not limited to, all related claim adjustment services, commissions and brokerage expenses, premiums on ceded retrocesssions (if any) and all other loss adjustments and underwriting expenses to be reflected in the annual statement to be filed with state insurance regulatory authorities, shall be paid by Transnational;

             (b) all investment expenses of Transnational shall be paid by Transnational;

             (c) all out-of-pocket expenses incurred by PXRE for goods and services from third party vendors or other non-related parties which are identifiable to Transnational shall be charged at cost to Transnational;

             (d) all other expenses incurred by PXRE, including rent, salaries, employee benefits and other general overhead expenses of PXRE, reasonably and equitably determined by PXRE to be attributable to Transnational for the services and facilities provided by PXRE to Transnational pursuant to this Agreement, shall be charged at cost to Transnational.

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PXRE's  determination  of charges  hereunder  shall be conclusive as between the parties, except that if Transnational objects to any such determination, it shall so advise PXRE within thirty (30) days of receipt of notice of said determination. In the event of a disagreement between the parties as to a fair basis for allocating any amounts payable hereunder, the basis for allocation shall be fairly fixed by an independent public accounting firm selected by Transnational. Reimbursement for expenses due under this Agreement shall be due and payable by Transnational within fifteen (15) days after request for payment by PXRE, not less often than quarterly.

        7. This Agreement shall remain in effect unless and until terminated by either party giving at least sixty (60) days' prior written notice to the other party.

        8. This Agreement may not be assigned by either party without the prior written consent of the other party hereto.

        9. Any amendment or modification of this Agreement shall be in writing, signed by each of the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first above written.

                                      PXRE REINSURANCE COMPANY


                                      By: /s/ Gerald L. Radke
                                         --------------------------------
                                      Name:  Gerald L. Radke
                                      Title: Chairman of the Board, President
                                             and Chief Executive Officer


                                      TRANSNATIONAL REINSURANCE COMPANY


                                      By: /s/ Gerald L. Radke
                                         --------------------------------
                                      Name:  Gerald L. Radke
                                      Title: Chairman of the Board, President
                                             and Chief Executive Officer


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